Exhibit 5.1

Carlton Fleming

+1 650 843 5865

cfleming@cooley.com

August 8, 2018

Rigel Pharmaceuticals, Inc.

1180 Veterans Blvd.

South San Francisco, CA  94080

Ladies and Gentlemen:

We have acted as counsel to Rigel Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission covering the offering of up to (i) 39,070,403 shares (the “2018 EIP Shares”) of the Company’s Common Stock, $0.001 par value (“Common Stock”), pursuant to the Company’s 2018 Equity Incentive Plan (the “2018 EIP”) and (ii) 308,000 shares (the “Inducement Shares”) of Common Stock pursuant to the Company’s Inducement Plan (the “Inducement Plan”).

In connection with this opinion, we have examined and relied upon (a) the Registration Statement and related prospectus, (b) the 2018 EIP, (c) the Inducement Plan, (d) the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, as currently in effect, and (e) the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.  We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies thereof.  As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not sought to independently verify such matters.

Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware.  We express no opinion to the extent that any other laws are applicable to the subject matter hereof and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the 2018 EIP Shares and the Inducement Shares, when sold and issued in accordance with the 2018 EIP and the Inducement Plan, as applicable, and the Registration Statement and related prospectuses, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

COOLEY LLP

By:	/s/ Carlton Fleming
Carlton Fleming, Partner

COOLEY LLP   3175 HANOVER STREET   PALO ALTO, CA   94304-1130
T: (650) 843-5000  F: (650) 849-7400  COOLEY.COM